EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan of Hamilton Lane Incorporated of our report dated July 21, 2016, with respect to the financial statements of Hamilton Lane Incorporated included in its Registration Statement (Form S-1 No. 333-215846) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 3, 2017